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                                                                  EXHIBIT (a)(7)


                          OFFER TO PURCHASE FOR CASH
                ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      OF
                   CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                            AT $4.60 NET PER SHARE
                                      BY
                        AC ACQUISITION SUBSIDIARY, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                              CANGENE CORPORATION

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON JANUARY 3, 2001, UNLESS THE OFFER IS EXTENDED.

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                                        November 17, 2000


To Our Clients:


     Enclosed for your consideration is an Offer to Purchase, dated November 17, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the third party tender offer by AC Acquisition Subsidiary, Inc., a Maryland corporation (the "Purchaser") and a wholly owned subsidiary of Cangene Corporation, a Canadian corporation ("Cangene"), to purchase all of the issued and outstanding shares of class A common stock, par value $.01 per share (the "Shares") of Chesapeake Biological Laboratories, Inc. , a Maryland corporation (the "Company"), at a price of $4.60 per Share, net to the seller in cash, less any required withholding of taxes and without the payment of any interest, upon the terms and subject to the conditions set forth in the Offer. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.


     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.



     Your attention is directed to the following:


     1. The Offer price is $4.60 per Share, net to the seller in cash, less any required withholding of taxes.


     2.   The Offer is being made for all of the issued and outstanding Shares.


     3. The Offer is being made pursuant to the terms of a Merger Agreement, dated as of October 30, 2000, among Cangene, Company and Purchaser (the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser. The Merger Agreement further provides that Purchaser will be merged with and into the Company (the "Merger") promptly after satisfaction or waiver of certain conditions. The Company will continue as the surviving corporation after the Merger and will be a wholly owned subsidiary of Cangene.
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     4.   The Board of Directors of the Company has (i) determined that each of the Offer and the Merger is advisable and is fair to the stockholders of the Company and in the best interests of such stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby and (iii) recommend acceptance of the Offer and approval and adoption by the stockholders of the Company, if necessary, of the Merger Agreement.


     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on January 3, 2001, unless the Offer is extended.


     6. Tendering stockholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares to Purchaser or to its order pursuant to the Offer.


     7. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER, INCLUDING (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES (INCLUDING SHARES INTO WHICH THE COMPANY'S SERIES A-1 CONVERTIBLE PREFERRED STOCK IS CONVERTIBLE AND THE SHARES FOR WHICH THE COMPANY'S WARRANTS ARE EXERCISABLE), (II) RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS, AND (III) THE LOAN COMMITMENT FROM THE BANK OF NOVA SCOTIA NOT BEING WITHDRAWN.


     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.


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                       INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO PURCHASE
             ALL OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      OF
                   CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                                      AT
                              $4.60 NET PER SHARE
                                      BY
                        AC ACQUISITION SUBSIDIARY, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                              CANGENE CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 17, 2000 of AC Acquisition Subsidiary, Inc., a Maryland corporation and a wholly owned subsidiary of Cangene Corporation ("Purchaser"), and the related Letter of Transmittal, relating to the shares of class A common stock, par value $.01, of Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "Shares").


     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.


Number of Shares to be Tendered*


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Dated:                    , 2000
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                                                    Signature(s)



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                                                   Print Name(s)



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                                                    Address(es)



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                                           Area Code and Telephone Number



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                                          Tax ID or Social Security Number




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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.


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